Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 19, 2012 relating to the consolidated financial statements of Empire Resorts, Inc., which appears in the Annual Report on Form 10-K of Empire Resorts, Inc. dated March 21, 2013. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

April 2, 2013